EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 333-06579 and File No. 333-21782.



/s/ Arthur Andersen LLP


Atlanta, Georgia
March 30, 2001